UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 9, 2009

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction

of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Great China International Exchange Square

No. 1 Fuhua 1 Rd, Futian District

Shenzhen, 518034,

People’s Republic of China

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 9, 2009, American Oriental Bioengineering, Inc. (the “Company”), issued a press release and hosted a conference call during which the Company’s operating results for the fourth quarter of 2008 and the year ended December 31, 2008 were discussed. The Company also provided guidance for the first quarter of 2009 and the 2009 fiscal year. A copy of the press release is attached hereto as Exhibit 99.1, and a transcript of the conference call is attached hereto as Exhibit 99.2.

Item 8.01	Other Events.

On March 9, 2009, the Company announced that it is initiating a phase one clinical trial of AOBO-001, an oral capsule developed from traditional Chinese herbal medicine for the treatment of urinary incontinence in the United States. The Company currently manufactures and markets the oral capsule in China under the Cease Enuresis Oral Capsule brand, which was approved by China’s State Food and Drug Administration in 2002. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1

Press Release dated March 9, 2009 – American Oriental Bioengineering Reports Fourth Quarter and Full Year 2008 Financial Results

— Revenue Increased 68% to $96.3 Million in 4Q08 and 65% to $264.6 Million in FY08—

— FY08 Non-GAAP Net Income up 45% to $62.7 Million, or $0.76 per Diluted Share—

— 4Q08 Non-GAAP Net Income up 43% $21.7 Million, or $0.25 per Diluted Share—

99.2	March 9, 2009 Conference Call Transcript

99.3	Press Release dated March 9, 2009 – American Oriental Bioengineering to Initiate a Phase One Clinical Trial in the United States of AOBO-001 Oral Capsule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chairman and Chief Executive Officer

Dated: March 13, 2009

Exhibit Index

Exhibit No.	Description
99.1

Press Release dated March 9, 2009 – American Oriental Bioengineering Reports Fourth Quarter and Full Year 2008 Financial Results

— Revenue Increased 68% to $96.3 Million in 4Q08 and 65% to $264.6 Million in FY08—

— FY08 Non-GAAP Net Income up 45% to $62.7 Million, or $0.76 per Diluted Share—

— 4Q08 Non-GAAP Net Income up 43% $21.7 Million, or $0.25 per Diluted Share—

99.2	March 9, 2009 Conference Call Transcript

99.3	Press Release dated March 9, 2009 – American Oriental Bioengineering to Initiate a Phase One Clinical Trial in the United States of AOBO-001 Oral Capsule